Exhibit 32.2

Certification of the Chief Accounting and Administrative Officer *

Pursuant to 18. U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report of the Federal Home Loan Bank of Seattle (“the Bank”) on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christina J. Gehrke, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

Date: May 9, 2008

/s/ Christina J. Gehrke
Christina J. Gehrke
Senior Vice President, Chief Accounting and Administrative Officer *

*

The Chief Accounting and Administrative Officer for purposes of the Seattle Bank’s disclosure controls and procedures and internal control over financial reporting performs similar functions as a principal financial officer.